UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act

of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant [   ]

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[  ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]Definitive Proxy Statement

[x]Definitive Additional Materials

[  ]Soliciting Material Pursuant to §240.14a-12

DULUTH HOLDINGS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DULUTH HOLDINGS INC.

201 East Front Street

Mount Horeb, Wisconsin 53572

Supplement No. 1 to

PROXY STATEMENT

Dated April 19, 2021

General

This Supplement provides updated and amended information with respect to the Proxy Statement of Duluth Holdings Inc. (the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on April 9, 2021 (the “Proxy Statement”), in connection with the Annual Meeting of Shareholders scheduled to be held on May 27, 2021 (the “Annual Meeting”).

The information contained in this Supplement should be read in conjunction with the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. There is no change to the record date to determine shareholders entitled to notice of and to vote at the Annual Meeting and at all adjournments of the annual meeting, and as such only holders at the close of business on March 22, 2021 are entitled to notice of, and to vote at, the Annual Meeting and at all adjournments of the annual meeting.

Changes in Company’s Certifying Accountant

On April 19, 2021, the Company filed a Current Report on Form 8-K (the “Form 8-K”) announcing that the audit committee of the Company’s board of directors had dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and appointed KPMG LLP (“KPMG”) as its new independent registered public accounting firm.

As disclosed in the Form 8-K, the reports of Grant Thornton on the consolidated financial statements of the Company for the fiscal years ended January 31, 2021 and February 2, 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

Grant Thornton’s report on the consolidated financial statements of the Company for the fiscal year ended February 2, 2020, contained a separate paragraph stating that “As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for leases as of February 4, 2019 due to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842).”

During the fiscal years ended January 31, 2021 and February 2, 2020 and through April 13, 2021, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years.

During the fiscal years ended January 31, 2021 and February 2, 2020, and through April 13, 2021, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except with respect to the disclosure of a material weakness in internal control over financial reporting.  As discussed in the Company’s Annual Report on Form 10-K for the year ended February 3, 2019, the Company reported a material weakness in internal control over financial reporting.  Specifically, the Company determined that due to the lack of sufficient resources throughout fiscal 2018, the Company did not design and implement effective internal control activities to timely detect and resolve issues resulting from converting to a new order management system, nor did the Company consistently execute certain account reconciliations and analyses timely during fiscal 2018.  To remediate the material weakness, the Company hired additional resources and reallocated existing resources to help ensure proper designing and implementing of effective internal control activities, and further automated and enhanced the reconciliation process controls and procedures to help ensure accounts were reconciled and reviewed timely.  Based on the foregoing, the Company’s management concluded, through testing, that as of the nine months ended November 3, 2019, these controls were operating effectively, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended November 3, 2019.

The Company provided Grant Thornton with a copy of the disclosure in the Form 8-K in response to Item 304(a) of Regulation S-K and requested that Grant Thornton furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether Grant Thornton agrees with the statements made by the Company in the Form 8-K in response to Item 304(a) of Regulation S-K.  A copy of Grant Thornton’s letter to the SEC dated April 19, 2021 is attached as Exhibit 16.1 to the Form 8-K dated April 13, 2021.

During the fiscal years ended January 31, 2021 and February 2, 2020, and through April 13, 2021, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Withdrawal of Proposal 2 of the Proxy Statement

As a result of the dismissal of Grant Thornton, the Company intends to withdraw Proposal 2 from the meeting agenda of the Annual Meeting, which requests the shareholders of the Company ratify the appointment of Grant Thornton as the independent auditor of the Company for fiscal 2021.  The Company does not intend to submit any other proposal for ratification with respect to the appointment of auditors at the upcoming Annual Meeting.

You should note the following:

•The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the withdrawal of Proposal 2.

•Proxy cards or voting instructions already received with direction on Proposal 2 will not be voted on Proposal 2.

•Proxy cards or voting instructions received and providing direction on the remaining proposal to be considered at the Annual Meeting (Proposal 1) will remain valid and in effect, and will be voted as directed.

•If you have already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change your previously cast votes on the remaining proposal.

This Supplement does not revise or update any other information set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement.  From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Corrections to the Summary Compensation Table

The fiscal 2020 base salary for each of Messrs. David Loretta and David S. Homolka was overstated by $26,406 and $18, respectively.  Accordingly, the correct fiscal 2020 base salary for Mr. Loretta is $309,030 and his total compensation for fiscal 2020 is $529,112, and the correct fiscal 2020 base salary for Mr. Homolka is $292,140 and his total compensation for fiscal 2020 is $518,543.

______________________

The date of this Proxy Statement Supplement is April 19, 2021.